                                                                         Ex 10.7

                               SUBLEASE AGREEMENT

      THIS SUBLEASE AGREEMENT (the "Sublease") is entered into by and between SYNOPSYS, INC., a Delaware corporation ("Sublandlord"), and HEALTHGATE DATA CORP., a Delaware corporation ("Subtenant"), with reference to the following facts:

                                   WITNESSETH

      A. Sublandlord and The Multi-Employer Property Trust ("Landlord"), as parties to that certain Gross Office Lease Agreement dated as of March 3, 1995 (the "Base Lease"), wherein Landlord leased to Sublandlord and Sublandlord leased from Landlord certain premises ("Base Lease Premises") in the office building located at 500 Burlington Centre, Burlington, Massachusetts (the "Building").

      B. Subtenant desires to sublease from Sublandlord and Sublandlord desires to sublease to Subtenant the Subleased Premises (as hereinafter defined) subject to the terms and conditions hereof.

      NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and for other good and valuable consideration paid by each party hereto to the other, Sublandlord and Subtenant agree as follows:

      1. Incorporation of Recitals. Recitals A through B are incorporated herein by reference.

      2. Terms. Capitalized terms used herein but not defined herein shall have the meanings specified in the Base Lease.

      3. Agreement to Sublease. Sublandlord subleases to Subtenant, and Subtenant subleases from Sublandlord, approximately 20,641 square feet of Premises Rentable Area (the "Subleased Premises Rentable Area") located on the third (3rd) floor of the Building and consisting of the entire Base Lease Premises (the "Subleased Premises") in accordance with and subject to the Base Lease and the terms, conditions and provisions of this Sublease. A floor plan depicting the Subleased Premises is attached hereto as Exhibit "A."

      4. Term. The term (the "Term") of this Sublease shall commence (the "Commencement Date") on March 1, 1999, and shall expire on June 30, 2000 (the "Expiration Date"), unless earlier terminated pursuant to the terms of this Sublease. Sublandlord shall use reasonable efforts to provide access to the Subleased Premises to Subtenant on or about February 15, 1999, or as soon thereafter as possible. If Sublandlord fails to tender the Subleased Premises to Subtenant on or before March 1, 1999, the Commencement Date shall be delayed until the date that Sublandlord tenders the Subleased Premises to Subtenant, and Sublandlord shall have no liability therefor; notwithstanding the foregoing, if, for any reason other than delays solely due to Subtenant, Sublandlord fails to tender a possession of the Subleased Premises to Subtenant on or before March 1, 1999, Subtenant shall have the right, to be exercised by irrevocable written notice delivered to Sublandlord on or before March 10, 1999, to terminate this Sublease, in which event the obligations of the parties hereunder shall expire, Sublandlord shall return the Security Deposit (defined in Section 20 below) to Subtenant forthwith, and this Sublease shall be null and void and of no further force or effect. If the Subtenant fails to timely exercise the option to terminate described in the immediately preceding sentence, then the Commencement Date will occur on the date that Sublandlord tenders the Subleased Premises to Subtenant. Sublandlord hereby subordinates any option to expand the Base Lease Premises contained in the Base Lease to any rights obtained by Subtenant from Landlord to expand the Subleased Premises.

      5. Rent.

            a) Commencing on the Commencement Date and continuing thereafter throughout the Term, Subtenant shall pay to Sublandlord, as rent (the "Basic Rent") for the Subleased Premises, the following:

            Commencement Date --the date that is six (6) months (180 days) after the Commencement Date: $31,875.00 per month;

            One hundred eighty-first (181st) day following Commencement Date-- Expiration Date: $43,862.13 per month.

            b) Subtenant shall pay all amounts that become payable by Subtenant under this Sublease to Sublandlord at the times and in the manner provided in this Sublease, without demand, deduction, set-off or counterclaim, at 700 E. Middlefield Road, Mountain View, California 94043, Attention: Director of Facilities (or such other address as Sublandlord may designate in writing).

      6. Additional Charges.

            a) Definitions. For purposes of this Sublease and in addition to the terms defined elsewhere in this Sublease, the following terms shall have the meanings set forth below:

                  i) "Additional Rent shall mean the sums payable pursuant to subparagraph 6(b) of this Sublease.

                  ii) "Base Additional Charges" shall mean the Additional Charges payable by Sublandlord to Landlord for the Subleased Premises during the Base Year.

                  iii) "Base Year" shall mean the calendar year 1998 for "Operating Costs" and the fiscal year 1999 for "Property Taxes".

                  iv) "Additional Charges" shall mean the aggregate Operating Costs and Property Taxes (as defined in the Base Lease) charged by Landlord to Sublandlord.

                  v) "Rent" shall mean, collectively, Basic Rent, Additional Rent, and all other sums payable by Subtenant to Sublandlord under this Sublease, whether or not expressly designated as "rent", all of which are deemed and designated as rent pursuant to the terms of this Sublease.

            b) In addition to the Basic Rent payable pursuant to Section 5 above, from and after the Commencement Date, for each calendar year of the Term, Subtenant, as Additional Rent, shall pay (i) the amount by which Additional Charges payable by Sublandlord for the then current calendar year exceed Base Additional Charges. Sublandlord shall give Subtenant written notice of Sublandlord's estimate of the amount of Additional Rent per month payable pursuant to this Subsection (b) for each calendar year promptly following the Sublandlord's receipt of Landlord's estimate of the Additional Charges payable under the Base Lease. Thereafter, the Additional Rent payable pursuant to this Subsection (b) shall be determined and adjusted in accordance with the provisions of Subsection 6(c) below.

            c) The determination and adjustment of Additional Rent contemplated under Subsection 6(b) above shall be made in accordance with the following procedures:

                  i) Upon receipt of a statement from Landlord specifying the estimated Additional Charges to be charged to Sublandlord under the Base Lease with respect to each calendar year, or as soon after receipt of such statement as practicable. Sublandlord shall give Subtenant written notice of its estimate of Additional Rent payable under Subsection 6(b) for the ensuing calendar year, which estimate shall be prepared based on the estimate received from Landlord (as Landlord's estimate may change from time to time) On or before the first day of each month during each calendar year, Subtenant shall pay to Sublandlord as Additional Rent one-twelfth (1/12th) of such estimated amount together with the Base Rent.

                  ii) In the event Sublandlord's notice set forth in Subsection 6(c)(i) is not given in December of the calendar year preceding the calendar year for which Sublandlord's notice is applicable, as the case may be, then until the calendar month after such notice is delivered by Sublandlord, Subtenant shall continue to pay to Sublandlord monthly, during the ensuing calendar year, estimated payments equal to the amounts payable hereunder during the calendar year just ended. Upon receipt of any such post-December notice Subtenant shall (i) commence as of the immediately following calendar month, and continue for the remainder of the calendar year, to pay to Sublandlord monthly such new estimated payments and (ii) if the monthly installment of the new estimate of such Additional Rent is greater than the monthly installment of the estimate for the previous calendar year, pay to Sublandlord within thirty (30) days of the receipt of such notice an amount equal to the difference of such monthly installment multiplied by the number of full and partial calendar months of such year preceding the delivery of such notice.

            d) After the receipt by Sublandlord of a final statement of Additional Charges from Landlord with respect to each calendar year, Sublandlord shall deliver to Subtenant a statement of any adjustment to be made for the calendar year just ended. If on the basis of such statement Subtenant owes an amount that is less than the estimated payments for the calendar year just ended, previously paid by Subtenant, Sublandlord shall credit such excess to the next payments of Rent coming due or, if the term of this Sublease is about to expire or has expired, promptly refund such excess to Subtenant. If on the basis of such statement Subtenant owes an amount that is more than the estimated payments for the calendar year just ended previously made by Subtenant, Subtenant shall pay the deficiency to Sublandlord within thirty (30) days after delivery of the statement from Sublandlord to Subtenant.

            e) For partial calendar years during the term of this Sublease, the amount of Additional Rent payable pursuant to Subsection 6(b) that is applicable to that partial calendar year shall be prorated based on the ratio of the number of days of such partial calendar year falling during the term of this Sublease to 365. The expiration or earlier termination of this Sublease shall not affect the obligations of Sublandlord and Subtenant pursuant to this Section 6, and such obligations shall survive, and remain to be performed after, any expiration or earlier termination of this Sublease.

      7. Electricity. The Estimated Electricity Payment (as defined in the Base Lease) shall be $1.00 per square foot of Subleased Premises Rentable Area per annum, subject to adjustment in accordance with the Base Lease. Subtenant shall pay the Estimated Electricity Payment to Sublandlord with the Basic Rent payments and, to the extent the cost of providing convenience electricity to the Subleased Premises exceeds the Estimated Electricity Payment for any Operating Year, Subtenant shall pay such excess in accordance with the Base Lease.

      8. Parking. For so long as this Sublease remains in full force and effect and Subtenant's right of possession of the Subleased Premises has not been terminated, Subtenant shall at no additional cost lease from Sublandlord parking permits ("Allocated Permits") for parking spaces in the parking garage or parking area serving the Building (the "Parking Area") at a ratio of 3.3 parking permits per one thousand (1,000) square feet of Subleased Premises Rentable Area. So long as no default exists under this Sublease, parking permits for the above parking shall be provided to Subtenant for use on an unassigned basis and in common with the other tenants except five (5) parking permits shall be for underground "reserved spaces."

      9. Use of Subleased Premises. Subtenant may use and occupy the Subleased Premises only for the Permitted use (as defined in Section 1.1(o) of the Base Lease), and for no other purpose whatsoever.

      10. Acceptance of and Improvements to the Subleased Premises. Upon the Commencement Date (as may be adjusted pursuant to Paragraph 4 of this Sublease), Sublandlord shall tender, and Subtenant shall accept, possession of the Subleased Premises in its "AS-IS," "WHERE-IS" and "WITH ALL FAULTS" condition, without the benefit of any further improvement, and Sublandlord shall not be obligated to incur (or to cause Landlord to incur) any cost or obligation whatsoever for the installation, renovation or demolition of any improvements to the Subleased Premises., Sublandlord agrees that it will not damage the Premises and will not damage or sever any phone and computer cables and will leave intact all racks and patch panels in the computer room) during Sublandlord's move-out of the Subleased Premises. Prior to the Commencement Date, at Subtenant's request, Sublandlord will use reasonable efforts to provide Subtenant with access to the Subleased Premises for the purpose of installing a "T-1" telecommunications line, provided that Subtenant expressly agrees that Sublandlord will have no liability for any interruption of service to such T-l telecommunications line as a result of Sublandlord's move-out from the Subleased Premises.

      11. Assumption. Subtenant hereby assumes and agrees, for the benefit of Sublandlord and Landlord, to comply with and be bound by all of the provisions of the Base Lease with respect to the Subleased Premises which are to be observed or performed during the Term hereof by Sublandlord as "Tenant" thereunder, including the rules and regulations applicable to the Building, except as otherwise inconsistent with the agreements and understandings expressly provided herein; provided, however, in no event shall Subtenant be obligated to remove from the Subleased Premises any improvements which Sublandlord may have installed upon the Subleased Premises, or correct or be responsible for any prior acts of Sublandlord.

      12. Indemnification. Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees and disbursements, which Sublandlord may incur or pay out (including, without limitation, to the landlord under the Base Lease) by reason of (i) any accidents, damages or injuries to persons or property occurring in, on or about the Subleased Premises (unless the same shall have been caused by Sublandlord's negligence or wrongful act or the negligence or wrongful act of the landlord under the Base Lease), (ii) any breach or default hereunder on Subtenant's part,
(iii) the successful enforcement of Sublandlord's rights under this Sublease,
(iv) any work done after the date hereof in or to the Subleased Premises except if done by Sublandlord, or (v) any act, omission or negligence on the part of Subtenant and/or its officers, partners, employees, agents, customers and/or invitees, or any person claiming through or under Subtenant.

      13. Assignment and Subletting. In no event shall Subtenant assign this Sublease or sublease the Subleased Premises or any part thereof without first obtaining the prior written consent (which consent shall not be unreasonably withheld) of Sublandlord and Landlord. Any such assignment or sublease shall also be in accordance with and subject to the terms of the Base Lease. Notwithstanding any such assignment or sublease, Subtenant shall remain primarily liable and shall continue to make all rental payments and all other payments that may become due and payable hereunder to Sublandlord in a timely manner. Any violation of this Paragraph by Subtenant shall constitute an Event of Default under this Sublease, entitling Sublandlord to exercise any and all of the remedies herein provided for an Event of Default by Subtenant, including, but not limited to, termination of this Sublease.

      14. Subtenant Default. Any one or more of the following events will constitute an event of default ("Event of Default") by Subtenant under this
Sublease:

                  i) failure or refusal by Subtenant to timely pay any installment of Basic Rent, any adjustments thereto, or any other amount herein provided to be paid by Subtenant to Sublandlord, where such failure shall continue for five (5) days after the same is due; or

                  ii) failure or refusal by Subtenant to perform or observe any other term, covenant or provision of this Sublease required to be performed or observed by Subtenant, where such failure continues for twenty (20) days after written notice to Subtenant from Sublandlord (provided, however, if such default cannot be cured within such twenty
      (20) day period and Subtenant commences to cure such default within such period and diligently prosecutes such cure to completion, then Subtenant shall have an additional reasonable period, not to exceed sixty (60) days, to cure such default); or

                  iii) the institution in a court of competent jurisdiction of proceedings for reorganization, liquidation, or involuntary dissolution by Subtenant, or for its adjudication as a bankrupt or insolvent, or for the appointment of a receiver of the property of Subtenant, provided that proceedings are not dismissed, and any receiver, trustee, or liquidator appointed therein is not discharged within thirty (30) days after the institution of said proceedings; or

                  iv) the performance or non-performance of any other obligation hereunder, or the occurrence of any other event which, if it remains uncured, would result in a Default of Sublandlord under the Base Lease.

                  v) At any time after such an Event of Default has occurred, Sublandlord may exercise all rights and remedies provided under the Base Lease for a default thereunder, including, but not limited to, declaring this Sublease terminated, and Sublandlord may immediately or at any time thereafter re-enter the Subleased Premises and remove all persons therefrom with legal process, and without prejudice to any of its other legal rights, and all claims for damages by reason of such re-entry are expressly waived, as well as all claims for damages by reason of any eviction proceedings or proceedings by way of sequestration or any other legal proceedings which Sublandlord may employ to recover unpaid rents or possession of the Subleased Premises. In addition, without limiting the foregoing, in the event Sublandlord reasonably believes that Subtenant's failure to cure a breach under subparagraph (i) above shall cause a default by Sublandlord to occur under the Base Lease, Sublandlord shall specifically have the right, upon giving Subtenant not less than three (3) days prior written notice thereof, to cure such breach or default and be reimbursed by Subtenant immediately upon invoice for all expenses incurred by Sublandlord in connection therewith upon demand and presentation of invoices therefor. All rights and remedies of Sublandlord herein enumerated shall be cumulative and none shall exclude any other right or remedy allowed by law or in equity, and said rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefore arises.

      15. Relationship of Parties. Subtenant recognizes that Sublandlord is not the owner of the Subleased Premises, and that the Landlord is the party with whom Subtenant would normally deal regarding matters concerning the Subleased Premises and the Building, and that the Sublandlord shall have no obligation to deliver or provide any services to the Tenant or the Subleased Premises except to the extent and only to the extent Landlord delivers such services to Sublandlord. Accordingly, in the event Subtenant desires any extra services (for example, additional air-conditioning services other than those provided to the Subleased Premises under the Base Lease, has any complaints concerning services required to be provided by Landlord under the Base Lease to the Subleased Premises; or the improvements thereto, or has any other matters which would normally be discussed with a landlord, Subtenant agrees to contact Landlord directly to handle such matters; it being the intention of the parties hereto that, as to such matters, the only connection between Subtenant and Sublandlord shall be (the flow-through of rights and obligations of Sublandlord under the Base Lease, and (the payment of all amounts payable hereunder by Subtenant to Sublandlord as herein provided). Notwithstanding the foregoing, Sublandlord agrees to use reasonable efforts to enforce Landlord's obligations under the Base Lease in the event of a default by Landlord thereunder. Subtenant also acknowledges that all of the covenants and obligations of Sublandlord hereunder are expressly subject to the terms and conditions of the Base Lease. In the event Subtenant requires any additional services from Landlord for which additional costs are incurred and Subtenant does not pay Landlord directly for such services, then Subtenant shall pay Sublandlord such amounts incurred by Subtenant within ten (10) days following receipt from Sublandlord of Landlord's invoice for such services. Sublandlord represents and warrants to Subtenant that (i) there are no breaches or defaults on the part of Sublandlord under the Base Lease; (ii) the Base Lease is in full force and effect; and (iii) during the Term, Sublandlord will perform all of its obligations and duties under the Base Lease and will not cause or permit any breach or Event of Default under the terms of the Base Lease; provided Subtenant performs all of its obligations under this Sublease. Sublandlord agrees that in the event that a breach or an Event of Default by Sublandlord should arise under the terms of the Base Lease, Subtenant shall have the right upon giving Sublandlord not less than three (3) days prior written notice thereof, to cure such breach or Event of Default on behalf of Sublandlord, and, in the event Subtenant so cures the Event of Default, shall further have the right to offset the reasonable expenses of such curative action against the Rent due hereunder.

      16. Waiver of Subrogation. Anything in this Sublease to the contrary notwithstanding, Sublandlord and Subtenant each hereby waive any and all rights of recovery, claim, action or cause of action against the other, its officers, directors, employees or agents for any damage to their respective property located in the Subleased Premises or the Premises, regardless of cause or origin, including the negligence of Sublandlord, Subtenant and such parties' respective officers, directors, employees or agents, and each covenants that no insurer or other third party shall hold any right of subrogation against such other party on account thereof. The provisions of this Paragraph 16 shall survive the expiration or termination of this release.

      17. Holding Over. In the event Subtenant remains in possession of the Subleased Premises after the expiration or earlier termination of this Sublease, then Subtenant shall pay to Sublandlord a base rental equal to two hundred percent (200%) of the Basic Rent payable prior to the expiration of the Term on a monthly basis with no proration, as well as all other sums payable hereunder. No holding over by Subtenant after the expiration or termination of this Sublease shall be construed to extend or renew the Term or in any other manner be construed as permission by Sublandlord to hold over. Subtenant shall indemnify and hold Sublandlord harmless from and against any and all damages (actual, consequential or otherwise), losses, costs and expenses, including reasonable attorneys' fees, incurred by Sublandlord reason of such holding over.

      18. Care of the Subleased Premises by Subtenant. Subtenant shall maintain and repair the Subleased Premises in the manner required of Sublandlord by the Base Lease and shall not commit or allow any waste to be committed on any portion of the Subleased Premises. At the expiration or earlier termination of this. Sublease, Subtenant shall deliver up the Subleased Premises to Sublandlord in at least the same condition as of the date of this Sublease, excepting only ordinary wear and tear and any casualty damage and/or repairs which are the obligation of the Landlord under the Base Lease.

      19. Incorporation of Base Lease Terms. Except for Articles 1,3.1,3.2, 5, 8, 9, 12, 13, 26, 30, 37.1, 38, 39.1, 39.4, 40, 41.3, Exhibit B and to the
extent not otherwise inconsistent with the agreements and understandings expressed in this Sublease or applicable only to the original parties to the Base Lease, the terms, provisions, covenants and conditions of the Base Lease are hereby incorporated into this Sublease by reference as fully as if completely reproduced herein, and

            a) The term "Landlord" as used therein shall refer to Sublandlord hereunder and its successors and assigns; the term "Tenant" as used therein shall refer to Subtenant hereunder; the term "Lease Term" as used therein shall refer to the Term hereunder; and the term "Premises" as used therein shall refer to Subleased Premises herein;

            b) In any case where Landlord reserves the right to enter the Subleased Premises, said right shall inure to the benefit of Sublandlord as well as to Landlord;

            c) Subtenant hereby expressly assumes and agrees to perform all of the terms, obligations, covenants and conditions to be performed by Sublandlord pursuant to the Base Lease, and not to do, suffer or permit anything to be done which would result in a default under the Base Lease or cause the Base Lease to be terminated or forfeited, and, accordingly, except as otherwise provided herein, Subtenant shall be entitled to all of the rights and benefits of Sublandlord as Tenant under the Base Lease with respect to the Subleased Premises;

            d) Sublandlord hereby expressly agrees not to do, suffer or permit anything to be done which would result in a default under the Base Lease or cause the Base Lease to be terminated or forfeited. In addition, in no event shall any modification or amendment by Sublandlord to the Base Lease in any manner affect the terms of this Sublease without the prior written consent of Subtenant, which consent may be given or withheld in Subtenant's sole and absolute discretion;

            e) To the extent that any notice or consent is required under this Sublease, Subtenant shall provide copies of all such notices to Landlord; and

            f) Subtenant and Sublandlord mutually agree to promptly provide each other with any notices received from Landlord which affect the Subleased Premises.

            g) Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Landlord that is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. Any nonliability, release, indemnity or hold harmless provision in the Base Lease for the benefit of Tenant that is incorporated by reference shall be deemed to inure to the benefit of Subtenant, and any other person intended to be benefited by this provision for the purpose of incorporation by reference in a sublease.

            h) In all provisions of the Base Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

            i) In all provisions of the Base Lease requiring the Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord. In any such instance, Sublandlord shall determine if such evidence, certificate or other matter or thing shall be satisfactory.

            j) Sublandlord shall have no obligation to restore or rebuild any portion of the Sublease Premises after any destruction or taking by eminent domain.

            k) In all provisions of the Master Lease requiring Tenant to designate Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Landlord and Sublandlord on its insurance policy.

      20. Security Deposit. Upon the execution of this Sublease, Subtenant shall deposit with Sublandlord $31,875, representing the Basic Rent for the first month of the Term, and $131,586.39 (the "Security Deposit"), as security for the faithful performance and observance by Subtenant of the terms, provisions, agreements, covenants and conditions of this Sublease. The Security Deposit shall not be considered an advance payment of Basic Rent or Additional Charges, and the Security Deposit shall not be considered a measure of Sublandlord's damages in case of the occurrence of any default under this Sublease. Subtenant shall not be entitled to receive any interest on the Security Deposit and Sublandlord may commingle the same with other monies of Sublandlord. In the event Subtenant defaults in respect to any of the terms, provisions, agreements, covenants and conditions of this Sublease including, but not limited to, the payment of Basic Rent or Additional Charges, and provided Subtenant fails to cure such default after notice from Sublandlord, Sublandlord may, at Sublandlord's option, from time to time, without prejudice to any other remedy, use, apply or retain the whole or any part of the Security Deposit not theretofore applied to Basic Rent or Additional Charges to the extent necessary to make good any arrears of Basic Rent or Additional Charges or any damage, injury, expense or liability caused by such default. If Sublandlord shall ever use the Security Deposit not theretofore applied to Basic Rent to pay the sums described above, and if this Sublease has not terminated, Subtenant shall immediately deposit with Sublandlord additional monies equal to the amount so used within ten (10) days after request therefore. If Subtenant shall fully and faithfully comply with all of the terms, provisions, agreements, covenants and conditions of this Sublease, then the Security Deposit (or such amount as shall not have been applied by Sublandlord) shall be returned to Subtenant within thirty (30) days after the termination or expiration of this Sublease.

      21. Notices. All notices or requests provided for hereunder shall be in writing and shall be either delivered by hand or sent by United States Registered or Certified Mail, return receipt requested, postage prepaid, if to Sublandlord, to

            Synopsys, Inc.
            700 E. Middlefield Rd.
            Mountain View, CA 94043
            Attention: Ms. Jan Collinson

             Mr. Warren Wixen
             Senior Vice President
             Bailes & Associates, Inc
             11601 Wilshire Blvd., Suite 1900
             Los Angeles, CA 90025

             Jonathan M. Kennedy, Esq.
             Shartsis, Friese & Ginsburg LLP
             One Maritime Plaza, 18th Floor
             San Francisco, CA 94111

or if for Subtenant at the Subleased Premises or, if prior to the commencement hereof, if to Subtenant at the Subleased Premises: Attention to William S. Reece, President, or, if prior to the commencement hereof, to William S. Reece, President, HealthGate Data Corp., 380 Pleasant Street, Suite 230, Malden, Massachusetts 02148, with copies of all such correspondence to be delivered to Stephen M. Kane, Esq., Rich, May, Bilodeau Flaherty, P.C., 294 Washington Street, Boston, Massachusetts 02108.

All such notices shall be deemed received either when hand delivered or three
(3) business days after being placed in the United States Mail in the manner set forth above. The parties hereto shall have the right from time to time to change their respective address by at least five (5) days prior written notice to the other party.

      22. Governing Law. THIS SUBLEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MASSACHUSETTS.

      23. Interest on Subtenant's Obligations. All amounts owed by Subtenant to Sublandlord under this Sublease shall bear interest from the date due until paid at the lesser of the maximum, nonusurious rate permitted by law or eighteen percent (18%) per annum, but the payment of such interest shall not excuse or cure the Event of Default.

      24. Severability. In the event that any one or more of the provisions contained in this Sublease shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof; and this Sublease shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

      25. Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provision of this Sublease, the prevailing party shall be entitled to recover reasonable attorneys fees from the other party.

      26. Amendments. This sublease may not be altered, changed or amended, except by an instrument in writing executed by all parties hereto.


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

      27. Consents and Approvals. In any instance when Sublandlord's consent or approval is required under this Sublease, Sublandlord's refusal to consent to or approve any matter or thing shall be deemed reasonable if, among other matters, such consent or approval is required under the provisions of the Base Lease incorporated herein by reference but has not been obtained from Landlord. Sublandlord agrees to use reasonable efforts, at no additional cost to Sublandlord, to obtain such approval or consent from Landlord. Except as otherwise provided herein, Sublandlord shall not unreasonably withhold, or delay its consent to or approval of a matter if such consent or approval is required under the provisions of the Base Lease and Landlord has consented to or approved of such matter. If Subtenant shall seek the approval by or consent of Sublandlord and Sublandlord shall fail or refuse to give such consent or approval, Subtenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Sublandlord, it being agreed that Subtenant's sole remedy in connection with an alleged wrongful refusal or failure to approve or consent shall be an action for injunction or specific performance and that said remedy of an action for injunction or specific performance shall be available only in those cases where Sublandlord shall have expressly agreed in this Sublease not to unreasonably withhold or delay its consent.

      28. NO REPRESENTATIONS OR WARRANTIES. SUBTENANT HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT SUBLANDLORD HAS MADE NO REPRESENTATIONS OR WARRANTIES TO SUBTENANT AS TO THE USE OR CONDITION OF THE SUBLEASED PREMISES OR THE BUILDING OR AS TO THE ADEQUACY OF ANY EQUIPMENT (INCLUDING THE HEATING, VENTILATING OR AIR CONDITIONING EQUIPMENT), EITHER EXPRESS OR IMPLIED, AND SUBLANDLORD EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY THAT THE SUBLEASED PREMISES ARE SUITABLE FOR SUBTENANT'S INTENDED COMMERCIAL PURPOSE OR ANY OTHER IMPLIED WARRANTY REGARDING THE SUBLEASED PREMISES.

      29. Quiet Enjoyment. Provided Subtenant has performed all of the terms, covenants, agreements and conditions of this Sublease Agreement, Subtenant shall peaceably and quietly hold and enjoy the Subleased Premises against Sublandlord and all persons claiming by, through or under Sublandlord, for the Term herein described, subject to the provisions and conditions of this Sublease and of the Base Lease.

      30. Condition. This Sublease (and the obligations of the parties hereunder) is conditional upon Landlord consenting to the provisions of this Sublease in writing. Any fees or changes imposed as part of the procurement of Landlord's consent shall be borne by Sublandlord; provided, however, that Subtenant will be solely responsible for any fees or charges associated with the negotiation of additional provisions in any such consent which are requested by Subtenant.

      31. Furniture Purchase Agreement. Sublandlord and Subtenant have additionally entered into that certain agreement attached hereto as Exhibit B pursuant to which Subtenant will pay Sublandlord $115,000.00 to purchase from Sublandlord certain furniture for use in the Subleased Premises, as more particularly described therein.

      32. Entire Agreement. This Sublease constitutes the entire agreement between Subtenant and Sublandlord and supersedes all prior agreements (whether written or otherwise) which may exist between the parties with regard to the lease and use of the Subleased Premises by Subtenant.

      33. Consent by Landlord. This Sublease shall be effective only upon Landlord's consent hereto.

      34. Brokers. Subtenant acknowledges that Fallon Hines & O'Connor has, and is, representing the Sublandlord and the Subtenant is being represented by Spaulding & Slye (collectively, the "Brokers"). Additionally, Subtenant warrants and represents that it has not dealt with any real estate brokers and/or salesman in connection with the negotiation or execution of this Sublease other than Brokers and no such broker or salesman has been involved in connection with this Sublease. Broker is being compensated pursuant to a separate agreement with Sublandlord. Subtenant agrees to defend, indemnify and hold harmless the Sublandlord from and against any and all costs, expenses, attorneys' fees or liability for any compensation, commission and charges claimed by any real estate broker and/or salesman (other than Brokers), due to acts of Subtenant or Subtenant's representatives, including but not limited to Subtenant's broker.

      EXECUTED in multiple counterparts, each of which shall have the force and effect of an original, as of this 17 day of February, 1999.

                                 SUBLANDLORD:

                                 SYNOPSYS, INC.,
                                 a Delaware corporation


                                 By: /s/ Ernst W. Hirt
                                     -------------------------------------------

                                 Name: ERNST W. HIRT
                                       -----------------------------------------

                                 Title: SR. V.P., HUMAN RESOURCES AND FACILITIES
                                        ----------------------------------------

                                 SUBTENANT:

                                 HEALTHGATE DATA CORPORATION
                                 a Delaware corporation


                                 By: /s/ William S. Reece
                                     -------------------------------------------

                                 Name: WILLIAM S. REECE
                                       -----------------------------------------

                                 Title: CEO
                                        ----------------------------------------


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